Exhibit 99.1

ImmuCell Presents Mast Out(R) Product Offering at World Animal Health Congress

PORTLAND, ME -- (Marketwire - December 08, 2011) - ImmuCell Corporation (NASDAQ: ICCC) is today presenting its Mast Out® product offering at the World Animal Health Congress at the Intercontinental Hotel in Kansas City, MO. Mast Out is a Nisin-based intramammary infusion product designed to treat subclinical mastitis without a milk discard or meat withhold requirement. Commercial introduction of Mast Out in the United States is subject to approval of a New Animal Drug Application (NADA) by the Center for Veterinary Medicine, US Food and Drug Administration (FDA), which approval cannot be assured.

"We welcome the opportunity to share the latest information regarding this novel product offering with this diverse audience of animal health companies and financiers," commented Michael F. Brigham, President and CEO. "The desired partner would participate with us in completing the commercial manufacturing obligations and preparing the product for market launch."

A White Paper detailing the product opportunity and the status of the Mast Out NADA was published in the World Animal Health Congress Conference Documentation Book, a publication distributed to the conference attendees. Interested parties may also obtain a copy of the White Paper on the ImmuCell corporate website.

As detailed in ImmuCell's recent filings with the Securities and Exchange Commission, all initial submissions to the FDA have been made for all Technical Sections under the NADA with the exception of the Chemistry, Manufacturing and Controls (CMC) Section. Approval of the CMC section, which describes the manufacturing process for the applicable sites, is now the critical path to FDA approval. Final approval of this section requires the submission of documentation from three full-scale manufacturing batches.

The company has initiated its planned search for a commercialization partner to fund and support this effort. ImmuCell recently engaged Axxiom LLC, a strategic consulting firm, to assist with the efforts to finalize selection of a commercialization partner for this major product development initiative.

Chris Ragland, Managing Principal for Axxiom, commented, "Mast Out is a great example of a positive paradigm shift in food animal production medicine. While Mast Out remains under review at the FDA, data from clinical field trials have been encouraging in demonstrating Mast Out to be a safe and effective treatment option for target mastitis pathogens. This innovation in mastitis management would replace the use of traditional antibiotics in the treatment of subclinical mastitis and assure no loss of income due to milk discard. With Mast Out, ImmuCell would bring an entirely new approach for mastitis management to the dairy industry. We at Axxiom are pleased to have the opportunity to support the ImmuCell team in their efforts to secure the right commercial partner for this important new product."

About ImmuCell:

ImmuCell Corporation's (NASDAQ: ICCC) purpose is to create scientifically-proven and practical products that result in a measurable economic impact on animal health and productivity in the dairy and beef industries. Press releases and other information about the Company are available at our web-site, (http://www.immucell.com).

Forward-Looking Statement Disclaimer

The foregoing press release as well as the above referenced White Paper and conference presentation contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause the Company's future results to differ materially from those described in the forward-looking statements, together with other risk factors, are detailed from time to time in filings made with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Forward-looking statements are based on our current information and expectations. Actual results may differ materially due to various factors, including those risks.

Contact:
Michael F. Brigham
President and Chief Executive Officer
(207) 878-2770 Ext. 3106